EXHIBIT 11
                                                                  ----------


             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



                                               Three Months Ended September 30,
                                                      2001           2000
                                                      ----           ----
Basic and diluted weighted average
 number of shares of common stock
 outstanding                                      23,568,152      7,517,844
                                                 ===========    ===========
Net (loss) per share                             $  (426,217)   $  (643,918)
                                                 ===========    ===========
Basic and diluted (loss)
 per share                                       $     (0.02)   $     (0.09)
                                                 ===========    ===========




                                                Six Months Ended September 30,
                                                      2001           2000
                                                      ----           ----

Basic and diluted weighted average
 number of shares of common stock
 outstanding                                      23,568,152      7,517,000
                                                 ===========    ===========
Net (loss) per share                             $  (780,010)   $(1,360,116)
                                                 ===========    ===========
Basic and diluted (loss)                         $     (0.03)   $     (0.18)
 per share                                       ===========    ===========

















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